Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Endeavour International Holding B.V.:

We consent to the use of our report included (incorporated by reference) herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas
April 14, 2014